<letterhead>




                             April 16, 2001




Nicholas Money Market Fund, Inc.
700 North Water Street, Suite 1010
Milwaukee, WI  53202


Gentlemen:

     We have acted as counsel to Nicholas Money Market Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, in connection with the preparation and filing of a registration statement on Form N-1A and amendments thereto ("Registration Statement"), relating to the registration of the shares of common stock of the Fund ("Common Stock") under the Securities Act of 1933, as amended.

     We have reviewed the Articles of Incorporation and By-
Laws of the Fund and the Registration Statement; we also have examined such other corporate records, certified documents and other documents as we deem necessary for the purposes of this opinion and we have considered such questions of law as we believe to be involved. We have assumed without independent verification the genuineness of signatures and the conformity with originals of all documents submitted to us as copies. Based upon the foregoing, we are of the opinion that:

     1. The Fund is validly incorporated under the laws of the State of Maryland, and has the corporate power to carry on its present business and is duly authorized to own its properties and conduct its business in those states where such authorization is presently required.

     2. The Fund is authorized to issue up to three billion (3,000,000,000) shares of Common Stock, par value $.01 per share, including those shares currently issued and outstanding.

     3. The shares of Common Stock of the Fund to be offered for sale pursuant to the Registration Statement have been duly authorized and, upon the effectiveness of Post-Effective Amendment No. 12 to the Registration Statement and compliance with applicable federal and state securities laws and regulations, when sold, issued (within the limits authorized under the Articles of Incorporation of the Fund) and paid for as contemplated in the Registration Statement, such shares will have been validly and legally issued, fully paid and non-assessable.


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                            <letterhead>




Nicholas Money Market Fund, Inc.
April 16, 2001
Page 2



     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus comprising Part A and elsewhere in the Registration Statement.



                                        Very truly yours,

                                    MICHAEL BEST & FRIEDRICH LLP
                                /s/ Michel Best & Friedrich LLP
                               /s/ Michael Best & Friedrich LLP